Exhibit 99.1

Metaldyne Performance Group, Inc. Refinances Senior Secured Debt Facility

PLYMOUTH, Mich., May 11, 2015 /PRNewswire/ -- Metaldyne Performance Group Inc. (NYSE: MPG), a leading provider of highly-engineered components for use in powertrain and safety-critical platforms for the global light, commercial and industrial vehicle markets, announced the completion of a refinancing amendment to its senior secured credit facility ("New Facility") pursuant to the terms of the related First Refinancing Amendment to the Credit Agreement (such amended credit facility, the "Credit Agreement") providing for $1,327.9 million of term loans with a final maturity date of 2021.

Amounts and pricing on the term loan tranches under the New Facility was set as follows:

  USD denominated term loan tranche of $ 1,072.6 million was set at LIBOR plus 2.75% with a 1.00% LIBOR floor, issued at par.
  Euro denominated term loan tranche of 225 million Euros was set at EURIBOR plus 2.75% with a 1.00% EURIBOR floor, issued at 99.5.

The $1,326.6 million of former USD denominated loans were repaid and carried pricing of LIBOR plus 3.25%, with a 1.00% LIBOR floor.

The new loans were issued with estimated total fees and original issue discount of approximately $3.0 million. At the current interest rates and amounts outstanding, MPG is expected to save $6.6 million in annual cash interest, representing less than a six month payback of the fees incurred to enter into the New Facility.

"Our new debt facilities improve our annual cash flow while maintaining the financial flexibility to support the execution of our continued growth and strategic plans," said Mark Blaufuss, Chief Financial Officer for MPG. "We were able to capitalize on an opportunistic credit market, which allowed us to reduce our annual cash interest payments by $6.6 million and create an FX hedge by converting a portion of USD denominated term loan debt into Euro based term loan debt."

Goldman Sachs, Deutsche Bank Securities Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner &Smith Incorporated served as the Joint Lead Arrangers and Joint Book Runners for the New Facility.

About MPG
Metaldyne Performance Group Inc. is a leading provider of highly-engineered components for use in powertrain and safety-critical platforms for the global light, commercial and industrial vehicle markets. MPG produces these components using complex metal-forming manufacturing technologies and processes for a global customer base of vehicle OEMs and Tier I suppliers. MPG's metal-forming manufacturing technologies and processes include aluminum die casting, forging, iron casting and powder metal forming as well as advanced machining and assembly. Headquartered in Plymouth, Michigan, MPG has a global footprint spanning 61 locations in 13 countries across North America, South America, Europe and Asia with approximately 12,000 employees. For more information, visit www.mpgdriven.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including those described under the heading "Risk Factors" in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Contact:

Investor Relations
Paul Suber
Vice President, Business Development & Investor Relations
investors@mpgdriven.com
248-440-9503

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